WesBanco Announces Fourth Quarter 2023 Financial Results

Continued deposit and loan growth while maintaining a stable net interest margin

Wheeling, WVa. (January 23, 2024) – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and twelve months ended December 31, 2023. Net income available to common shareholders for the fourth quarter of 2023 was $32.4 million, with diluted earnings per share of $0.55, compared to $49.7 million and $0.84 per diluted share, respectively, for the fourth quarter of 2022. For the twelve months ended December 31, 2023, net income was $148.9 million, or $2.51 per diluted share, compared to $182.0 million, or $3.02 per diluted share, for the 2022 period. As noted in the following table, net income available to common shareholders, excluding after-tax restructuring and merger-related expenses, for the three and twelve months ended December 31, 2023 were $32.4 million, or $0.55 per diluted share, and $151.9 million, or $2.56 per diluted share, respectively (non-GAAP measures).

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2023		2022		2023		2022
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$32,437	$0.55	$49,688	$0.84	$151,933	$2.56	$183,349	$3.04
Less: After tax restructuring and merger-related expenses	-	-	(9)	-	(3,026)	(0.05)	(1,361)	(0.02)
Net income available to common shareholders (GAAP)	$32,437	$0.55	$49,679	$0.84	$148,907	$2.51	$181,988	$3.02
(1) See non-GAAP financial measures for additional information relating to these items.

Financial and operational highlights during the quarter ended December 31, 2023:

•
Deposits of $13.2 billion increased both year-over-year and sequentially, reflecting deposit gathering and retention efforts across retail and business customers
o
Average loans to average deposits were 87%, providing capacity to fund loan growth
•
Total loan growth was 8.7% year-over-year and 2.9% quarter-over-quarter, reflecting the strength of our markets and lending teams
o
Loan production offices continued to contribute meaningfully to the commercial loan pipeline
•
Non-interest income increased 8.0% year-over-year, supported by new commercial loan swap and wealth management fees
o
New commercial swap fees totaled $9.0 million during 2023
o
Trust assets increased to $5.4 billion, driven by both market value adjustments and organic growth
•
Net interest margin of 3.02% was stable to the third quarter of 2023
•
Key credit quality metrics such as non-performing assets, total past due loans, and net loan charge-offs, as percentages of total portfolio loans, have remained at low levels and favorable to peer bank averages (based upon the prior four quarters for banks with total assets between $10 billion and $25 billion)
•
WesBanco remains well-capitalized with solid liquidity and a strong balance sheet with capacity to fund loan growth
•
WesBanco continued to earn national accolades, being recognized as one of America’s Best Regional Banks by Newsweek

“Record interest rate escalation by the Federal Reserve had a significant impact on all banks, including WesBanco. Despite that headwind, WesBanco performed well during 2023 through our continued focus on customer service and sustainable growth strategies. We achieved sustained loan, deposit, and fee income growth, while maintaining strong capital levels and credit quality,” said Jeff Jackson, President and Chief Executive Officer, WesBanco. “Our focus on further diversifying our revenue streams with new fee-based services is driving positive non-interest income trends. As we begin 2024, we remain well-capitalized with solid liquidity and a strong balance sheet to fund loan growth, positioning us well to continue generating value for our stakeholders.”

Balance Sheet

As of December 31, 2023, total portfolio loans were $11.6 billion, which increased 8.7% year-over-year driven by strong performance from our commercial and residential lending teams. Total commercial loans of $8.2 billion, which increased 7.8% year-over-year, reflects the benefit of our commercial banker hiring and loan production office strategies and lower commercial real estate payoffs of $276 million for the year, compared to an anticipated level in the $500 million range within a more normal operating environment. Our new loan production offices accounted for more than 20% of commercial loan growth during the year. The commercial pipeline totaled $0.7 billion at December 31, 2023, approximately 28% of which is from the four new loan production offices.

Total deposits, as of December 31, 2023, were $13.2 billion, up 0.6% from September 30, 2023 and up 0.3% from December 31, 2022, reflecting the benefit of deposit gathering and retention efforts by our retail and commercial teams. Reflecting the impact of the significant increase in the federal funds rate, there continued to be some mix shift in the composition of total deposits; however, total demand deposits continue to represent 56% of total deposits, with the non-interest bearing component representing 30%, which remains consistent with the percentage range since early 2020.

Credit Quality

As of December 31, 2023, total loans past due, criticized and classified loans, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained low, from a historical perspective, and within a consistent range throughout the last five quarters. Total loans past due as a percent of the loan portfolio increased 9 basis points from the prior year, but remain below the quarterly average for the last three years. Criticized and classified loans as a percent of the loan portfolio decreased 12 basis points year-over-year to 2.22%, while non-performing assets as a percentage of total assets declined 9 basis points to 0.16%. The current recorded provision was primarily driven by changes in criticized and classified loan balances, prepayment assumptions, and loan growth. The allowance for credit losses to total portfolio loans at December 31, 2023 remained at 1.12% of total loans, as compared to the third quarter, or $130.7 million. Excluded from the allowance for credit losses and related coverage ratio are fair market value adjustments on previously acquired loans representing 0.12% of total loans.

Net Interest Margin and Income

The net interest margin of 3.02% for the fourth quarter of 2023 decreased just 1 basis point sequentially but 47 basis points year-over-year primarily due to higher funding costs from increasing deposit costs and continued remix from non-interest bearing deposits into higher tier money market and certificate of deposit accounts. Total deposit funding costs were 234 basis points for the fourth quarter of 2023, and, when including non-interest deposits, total deposit funding costs were 161 basis points. Accretion from acquisitions benefited the fourth quarter net interest margin by 3 basis points, as compared to 5 basis points in the prior year period.

Fourth quarter net interest income of $117.8 million decreased $12.1 million, or 9.3%, year-over-year, reflecting the impact of rising rates on funding costs more than offsetting higher loan and securities yields and loan growth. For the twelve months ended December 31, 2023, net interest income of $481.3 million increased $7.0 million, or 1.5%, primarily due to loan growth and the benefit of rising rates on earning assets outpacing funding costs.

Non-Interest Income

For the fourth quarter of 2023, non-interest income of $30.1 million increased $2.3 million, or 8.3%, from the fourth quarter of 2022. This increase was primarily due to net securities gains of $0.9 million, as compared to a loss of $0.6 million in the prior year period, from market fluctuations of equity securities in the deferred compensation plan and higher death benefits within bank-owned life insurance. The net swap fee and valuation loss of $0.3 million reflects $2.2 million of new swap fees offset by negative fair value adjustments of $2.5 million, as compared to $1.7 million and negative $0.7 million, respectively, in the prior year period.

For the twelve months ended December 31, 2023, non-interest income of $120.4 million increased $3.1 million, or 2.6%, year-over-year due primarily to the items discussed above, partially offset by lower mortgage banking income. Mortgage banking income decreased $2.5 million from the prior year to $2.7 million due to reduced fair value adjustments on mortgage derivatives. Net gains on other assets of $1.5 million increased $1.0 million year-over-year primarily due to a $1.1 million recovery of an asset previously written-off.

Non-Interest Expense

Non-interest expense for the three months ended December 31, 2023 increased $9.0 million year-over-year to $99.5 million, reflecting increased salaries and wages, benefits, equipment and software expense, and FDIC insurance. As anticipated, salaries and wages declined sequentially which reflects efficiency improvements in the mortgage staffing model. Salaries and wages increased $2.6 million, or 6.0%, compared to the prior year period due to higher salary expense related to annual merit increases and new revenue-producing hires, mainly commercial lenders, during the past year. Employee benefits increased $2.2 million year-over-year due to higher deferred compensation expense, the offsetting gain is located within net securities gains, and higher health insurance contributions. FDIC insurance expense increased $1.3 million year-over-year due to an increase in the minimum rate for all banks. Marketing expense increased $1.2 million in support of deposit and loan generation campaigns. Equipment and software expense increased $0.9 million due to the planned upgrade of our ATM fleet with the latest technology and general inflationary cost increases for existing service agreements.

Excluding restructuring and merger-related expenses, non-interest expense during the twelve months of 2023 of $386.2 million increased $30.9 million compared to the prior year period, due primarily to the same factors as described above.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. At December 31, 2023, Tier I leverage was 9.87%, Tier I risk-based capital ratio was 12.05%, common equity Tier 1 capital ratio (“CET 1”) was 10.99%, and total risk-based capital was 14.91%. In addition, the tangible common equity to tangible assets ratio improved to 7.62%.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the fourth quarter of 2023 at 10:00 a.m. ET on Wednesday, January 24, 2024. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 4078172. The replay will begin at approximately 12:00 p.m. ET on January 24, 2024 and end at 12 a.m. ET on February 7, 2024. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2022 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

Founded in 1870, Wesbanco, Inc. is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel. Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share. The company’s banking subsidiary, Wesbanco Bank, Inc., operates more than 190 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia. Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively. In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, the company provides trust, wealth management, securities brokerage, and private banking services through its century-old Trust and Investment Services department, with approximately $5.4 billion of assets under management (as of December 31, 2023). The company also offers insurance and brokerage services through its affiliates and subsidiaries. Learn more at www.wesbanco.com and follow us on Facebook, LinkedIn and X, formerly Twitter.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor Relations

304-905-7021

###

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Twelve Months Ended
STATEMENT OF INCOME	December 31,			December 31,
	2023	2022	% Change	2023	2022	% Change
Interest and dividend income
Loans, including fees	$162,498	$123,307	31.8	$596,852	$422,401	41.3
Interest and dividends on securities:
Taxable	17,798	18,655	(4.6)	73,449	66,123	11.1
Tax-exempt	4,639	4,853	(4.4)	18,830	18,818	0.1
Total interest and dividends on securities	22,437	23,508	(4.6)	92,279	84,941	8.6
Other interest income	6,383	2,103	203.5	22,385	6,314	254.5
Total interest and dividend income	191,318	148,918	28.5	711,516	513,656	38.5
Interest expense
Interest bearing demand deposits	23,686	7,264	226.1	72,866	12,181	498.2
Money market deposits	14,302	1,890	656.7	36,616	3,562	928.0
Savings deposits	7,310	2,454	197.9	23,869	4,115	480.0
Certificates of deposit	8,380	742	NM	18,472	4,089	351.7
Total interest expense on deposits	53,678	12,350	334.6	151,823	23,947	534.0
Federal Home Loan Bank borrowings	14,841	2,634	463.4	59,318	3,968	NM
Other short-term borrowings	891	324	175.0	2,545	568	348.1
Subordinated debt and junior subordinated debt	4,150	3,736	11.1	16,492	10,860	51.9
Total interest expense	73,560	19,044	286.3	230,178	39,343	485.1
Net interest income	117,758	129,874	(9.3)	481,338	474,313	1.5
Provision for credit losses	4,803	3,123	53.8	17,734	(1,663)	NM
Net interest income after provision for credit losses	112,955	126,751	(10.9)	463,604	475,976	(2.6)
Non-interest income
Trust fees	7,019	6,672	5.2	28,135	27,551	2.1
Service charges on deposits	6,989	6,762	3.4	26,116	26,281	(0.6)
Electronic banking fees	4,890	4,695	4.2	19,454	20,002	(2.7)
Net swap fee and valuation (loss)/ income	(345)	1,015	(134.0)	6,912	7,067	(2.2)
Net securities brokerage revenue	2,563	2,556	0.3	10,055	9,525	5.6
Bank-owned life insurance	3,455	2,464	40.2	11,002	10,728	2.6
Mortgage banking income	650	621	4.7	2,652	5,129	(48.3)
Net securities gains/(losses)	887	(600)	247.8	900	(1,777)	150.6
Net gains on other real estate owned and other assets	445	550	(19.1)	1,520	482	215.4
Other income	3,521	3,035	16.0	13,701	12,403	10.5
Total non-interest income	30,074	27,770	8.3	120,447	117,391	2.6
Non-interest expense
Salaries and wages	45,164	42,606	6.0	176,938	167,028	5.9
Employee benefits	11,409	9,198	24.0	46,901	37,771	24.2
Net occupancy	6,417	6,262	2.5	25,338	26,105	(2.9)
Equipment and software	9,648	8,712	10.7	36,666	32,508	12.8
Marketing	2,975	1,788	66.4	11,178	9,335	19.7
FDIC insurance	3,369	2,051	64.3	12,249	7,901	55.0
Amortization of intangible assets	2,243	2,541	(11.7)	9,088	10,278	(11.6)
Restructuring and merger-related expense	-	11	(100.0)	3,830	1,723	122.3
Other operating expenses	18,278	17,286	5.7	67,814	64,317	5.4
Total non-interest expense	99,503	90,455	10.0	390,002	356,966	9.3
Income before provision for income taxes	43,526	64,066	(32.1)	194,049	236,401	(17.9)
Provision for income taxes	8,558	11,856	(27.8)	35,017	44,288	(20.9)
Net Income	34,968	52,210	(33.0)	159,032	192,113	(17.2)
Preferred stock dividends	2,531	2,531	-	10,125	10,125	-
Net income available to common shareholders	$32,437	$49,679	(34.7)	$148,907	$181,988	(18.2)

Taxable equivalent net interest income	$118,991	$131,164	(9.3)	$486,343	$479,315	1.5

Per common share data
Net income per common share - basic	$0.55	$0.84	(34.5)	$2.51	$3.03	(17.2)
Net income per common share - diluted	0.55	0.84	(34.5)	2.51	3.02	(16.9)
Net income per common share - diluted, excluding certain items (1)(2)	0.55	0.84	(34.5)	2.56	3.04	(15.8)
Dividends declared	0.36	0.35	2.9	1.41	1.37	2.9
Book value (period end)	40.23	38.55	4.4	40.23	38.55	4.4
Tangible book value (period end) (1)	21.28	19.43	9.5	21.28	19.43	9.5
Average common shares outstanding - basic	59,370,171	59,188,238	0.3	59,303,210	60,047,177	(1.2)
Average common shares outstanding - diluted	59,479,031	59,374,204	0.2	59,427,989	60,215,374	(1.3)
Period end common shares outstanding	59,376,435	59,198,963	0.3	59,376,435	59,198,963	0.3
Period end preferred shares outstanding	150,000	150,000	-	150,000	150,000	-

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.
NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios
	For the Twelve Months Ended
	December 31,
	2023	2022	% Change
Return on average assets	0.86%	1.08%	(20.37)%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	0.88	1.09	(19.27)
Return on average equity	6.02	7.23	(16.74)
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	6.14	7.29	(15.78)
Return on average tangible equity (1)	11.59	13.78	(15.89)
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	11.82	13.88	(14.84)
Return on average tangible common equity (1)	12.99	15.39	(15.59)
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	13.24	15.50	(14.58)
Yield on earning assets (2)	4.63	3.47	33.43
Cost of interest bearing liabilities	2.25	0.42	435.71
Net interest spread (2)	2.38	3.05	(21.97)
Net interest margin (2)	3.14	3.20	(1.88)
Efficiency (1) (2)	63.64	59.53	6.90
Average loans to average deposits	85.71	74.21	15.50
Annualized net loan charge-offs/average loans	0.04	0.02	100.00
Effective income tax rate	18.05	18.73	(3.63)

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2023	2023	2023	2023	2022
Return on average assets	0.74%	0.78%	0.98%	0.95%	1.18%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	0.74	0.80	0.98	1.01	1.18
Return on average equity	5.21	5.49	6.81	6.57	8.18
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	5.21	5.57	6.82	6.98	8.18
Return on average tangible equity (1)	10.11	10.60	12.98	12.72	16.05
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	10.11	10.75	12.99	13.48	16.05
Return on average tangible common equity (1)	11.32	11.87	14.52	14.28	18.09
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	11.32	12.03	14.53	15.13	18.10
Yield on earning assets (2)	4.88	4.72	4.59	4.32	4.00
Cost of interest bearing liabilities	2.76	2.52	2.15	1.52	0.82
Net interest spread (2)	2.12	2.20	2.44	2.80	3.18
Net interest margin (2)	3.02	3.03	3.18	3.36	3.49
Efficiency (1) (2)	66.75	64.95	62.33	60.66	56.91
Average loans to average deposits	87.07	86.79	85.44	83.46	78.43
Annualized net loan charge-offs and recoveries /average loans	0.06	0.01	0.02	0.07	0.02
Effective income tax rate	19.66	16.83	16.80	19.02	18.51
Trust assets, market value at period end	$5,360,657	$4,982,324	$5,127,265	$5,026,631	$4,878,479

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	December 31,			September 30,	September 30, 2023
Balance sheets	2023	2022	% Change	2023	to December 31, 2023
Assets
Cash and due from banks	$158,504	$166,182	(4.6)	$153,012	3.6
Due from banks - interest bearing	436,879	242,229	80.4	342,070	27.7
Securities:
Equity securities, at fair value	12,320	11,506	7.1	11,453	7.6
Available-for-sale debt securities, at fair value	2,194,329	2,529,140	(13.2)	2,196,141	(0.1)
Held-to-maturity debt securities (fair values of $1,069,159; $1,084,390 and $998,987, respectively)	1,199,527	1,248,629	(3.9)	1,210,992	(0.9)
Allowance for credit losses - held-to-maturity debt securities	(192)	(220)	12.7	(180)	(6.7)
Net held-to-maturity debt securities	1,199,335	1,248,409	(3.9)	1,210,812	(0.9)
Total securities	3,405,984	3,789,055	(10.1)	3,418,406	(0.4)
Loans held for sale	16,354	8,249	98.3	17,677	(7.5)
Portfolio loans:
Commercial real estate	6,565,448	6,061,344	8.3	6,387,183	2.8
Commercial and industrial	1,670,659	1,579,395	5.8	1,587,611	5.2
Residential real estate	2,438,574	2,140,584	13.9	2,392,531	1.9
Home equity	734,219	695,065	5.6	715,186	2.7
Consumer	229,561	226,340	1.4	233,362	(1.6)
Total portfolio loans, net of unearned income	11,638,461	10,702,728	8.7	11,315,873	2.9
Allowance for credit losses - loans	(130,675)	(117,790)	(10.9)	(126,615)	(3.2)
Net portfolio loans	11,507,786	10,584,938	8.7	11,189,258	2.8
Premises and equipment, net	233,571	220,892	5.7	226,377	3.2
Accrued interest receivable	77,435	68,522	13.0	73,014	6.1
Goodwill and other intangible assets, net	1,132,267	1,141,355	(0.8)	1,134,510	(0.2)
Bank-owned life insurance	355,033	352,361	0.8	356,962	(0.5)
Other assets	388,561	358,122	8.5	433,091	(10.3)
Total Assets	$17,712,374	$16,931,905	4.6	$17,344,377	2.1
Liabilities
Deposits:
Non-interest bearing demand	$3,962,592	$4,700,438	(15.7)	$4,169,956	(5.0)
Interest bearing demand	3,463,443	3,119,807	11.0	3,278,956	5.6
Money market	2,017,713	1,684,023	19.8	1,905,001	5.9
Savings deposits	2,493,254	2,741,004	(9.0)	2,559,894	(2.6)
Certificates of deposit	1,231,702	885,818	39.0	1,176,421	4.7
Total deposits	13,168,704	13,131,090	0.3	13,090,228	0.6
Federal Home Loan Bank borrowings	1,350,000	705,000	91.5	1,125,000	20.0
Other short-term borrowings	105,893	135,069	(21.6)	106,693	(0.7)
Subordinated debt and junior subordinated debt	279,078	281,404	(0.8)	282,079	(1.1)
Total borrowings	1,734,971	1,121,473	54.7	1,513,772	14.6
Accrued interest payable	11,121	4,593	142.1	11,416	(2.6)
Other liabilities	264,516	248,087	6.6	281,020	(5.9)
Total Liabilities	15,179,312	14,505,243	4.6	14,896,436	1.9
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 shares issued; 59,376,435, 59,198,963 and 59,364,696 shares outstanding, respectively	141,834	141,834	-	141,834	-
Capital surplus	1,635,859	1,635,877	(0.0)	1,633,395	0.2
Retained earnings	1,142,586	1,077,675	6.0	1,131,597	1.0
Treasury stock (8,704,871, 8,882,343 and 8,716,610 shares - at cost, respectively)	(302,995)	(308,964)	1.9	(303,424)	0.1
Accumulated other comprehensive loss	(226,693)	(262,416)	13.6	(297,906)	23.9
Deferred benefits for directors	(2,013)	(1,828)	(10.1)	(2,039)	1.3
Total Shareholders' Equity	2,533,062	2,426,662	4.4	2,447,941	3.5
Total Liabilities and Shareholders' Equity	$17,712,374	$16,931,905	4.6	$17,344,377	2.1

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended Dec. 31,				For the Twelve Months Ended Dec. 31,
	2023		2022		2023		2022
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$332,670	6.25%	$178,706	4.32%	$348,109	5.43%	$611,482	0.94%
Loans, net of unearned income (1)	11,490,379	5.61	10,456,648	4.68	11,132,618	5.36	10,083,925	4.19
Securities: (2)
Taxable	3,010,064	2.35	3,429,372	2.16	3,150,781	2.33	3,461,414	1.91
Tax-exempt (3)	770,186	3.02	811,593	3.00	783,697	3.04	789,564	3.02
Total securities	3,780,250	2.48	4,240,965	2.32	3,934,478	2.47	4,250,978	2.12
Other earning assets	52,879	8.57	19,494	3.20%	55,368	6.26	15,265	3.66
Total earning assets (3)	15,656,178	4.88%	14,895,813	4.00%	15,470,573	4.63%	14,961,650	3.47%
Other assets	1,769,933		1,790,117		1,789,147		1,917,891
Total Assets	$17,426,111		$16,685,930		$17,259,720		$16,879,541

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$3,417,220	2.75%	$3,169,673	0.91%	$3,243,786	2.25%	$3,314,384	0.37%
Money market accounts	1,985,203	2.86	1,739,874	0.43	1,763,921	2.08	1,774,152	0.20
Savings deposits	2,515,798	1.15	2,726,647	0.36	2,655,105	0.90	2,692,568	0.15
Certificates of deposit	1,191,583	2.79	931,853	0.32	1,008,950	1.83	1,098,614	0.37
Total interest bearing deposits	9,109,804	2.34	8,568,047	0.57	8,671,762	1.75	8,879,718	0.27
Federal Home Loan Bank borrowings	1,080,163	5.45	282,934	3.69	1,138,247	5.21	175,104	2.27
Repurchase agreements	114,801	3.08	136,099	0.94	115,817	2.20	146,590	0.39
Subordinated debt and junior subordinated debt	282,004	5.84	281,265	5.27	281,788	5.85	248,192	4.38
Total interest bearing liabilities (4)	10,586,772	2.76%	9,268,345	0.82%	10,207,614	2.25%	9,449,604	0.42%
Non-interest bearing demand deposits	4,086,366		4,763,773		4,316,245		4,708,758
Other liabilities	284,448		243,051		261,234		205,670
Shareholders' equity	2,468,525		2,410,761		2,474,627		2,515,509
Total Liabilities and Shareholders' Equity	$17,426,111		$16,685,930		$17,259,720		$16,879,541
Taxable equivalent net interest spread		2.12%		3.18%		2.38%		3.05%
Taxable equivalent net interest margin		3.02%		3.49%		3.14%		3.20%

(1) Gross of allowance for credit losses and net of unearned income. Includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $0.7 million and $0.8 million for the three months ended December 31, 2023 and 2022, respectively, and were $2.7 million and $8.8 million for the years ended December 31, 2023 and 2022, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $1.0 million and $1.8 million for the three months ended December 31, 2023 and 2022, respectively, and $4.5 million and $8.0 million for the years ended December 31, 2023 and 2022, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $0.2 million for both the three months ended December 31, 2023 and 2022, and $0.5 million and $1.1 million for the years ended December 31, 2023 and 2022, respectively.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Statement of Income	2023	2023	2023	2023	2022
Interest and dividend income
Loans, including fees	$162,498	$155,206	$145,741	$133,406	$123,307
Interest and dividends on securities:
Taxable	17,798	18,082	18,483	19,086	18,655
Tax-exempt	4,639	4,679	4,723	4,790	4,853
Total interest and dividends on securities	22,437	22,761	23,206	23,876	23,508
Other interest income	6,383	5,622	7,108	3,273	2,103
Total interest and dividend income	191,318	183,589	176,055	160,555	148,918
Interest expense
Interest bearing demand deposits	23,686	20,873	17,203	11,106	7,264
Money market deposits	14,302	10,841	7,220	4,252	1,890
Savings deposits	7,310	6,699	5,860	4,000	2,454
Certificates of deposit	8,380	5,983	2,906	1,203	742
Total interest expense on deposits	53,678	44,396	33,189	20,561	12,350
Federal Home Loan Bank borrowings	14,841	16,463	16,713	11,300	2,634
Other short-term borrowings	891	745	492	418	324
Subordinated debt and junior subordinated debt	4,150	4,303	4,094	3,944	3,736
Total interest expense	73,560	65,907	54,488	36,223	19,044
Net interest income	117,758	117,682	121,567	124,332	129,874
Provision for credit losses	4,803	6,327	3,028	3,577	3,123
Net interest income after provision for credit losses	112,955	111,355	118,539	120,755	126,751
Non-interest income
Trust fees	7,019	6,705	6,918	7,494	6,672
Service charges on deposits	6,989	6,726	6,232	6,170	6,762
Electronic banking fees	4,890	4,949	5,010	4,605	4,695
Net swap fee and valuation (loss)/income	(345)	3,845	2,612	799	1,015
Net securities brokerage revenue	2,563	2,394	2,523	2,576	2,556
Bank-owned life insurance	3,455	2,398	3,189	1,959	2,464
Mortgage banking income	650	975	601	426	621
Net securities gains/(losses)	887	(337)	205	145	(600)
Net gains/(losses) on other real estate owned and other assets	445	(28)	871	232	550
Other income	3,521	3,252	3,680	3,247	3,035
Total non-interest income	30,074	30,879	31,841	27,653	27,770
Non-interest expense
Salaries and wages	45,164	45,351	44,471	41,952	42,606
Employee benefits	11,409	11,922	11,511	12,060	9,198
Net occupancy	6,417	6,146	6,132	6,643	6,262
Equipment and software	9,648	9,132	8,823	9,063	8,712
Marketing	2,975	3,115	2,763	2,325	1,788
FDIC insurance	3,369	3,125	2,871	2,884	2,051
Amortization of intangible assets	2,243	2,262	2,282	2,301	2,541
Restructuring and merger-related expense	-	641	35	3,153	11
Other operating expenses	18,278	16,245	17,549	15,744	17,286
Total non-interest expense	99,503	97,939	96,437	96,125	90,455
Income before provision for income taxes	43,526	44,295	53,943	52,283	64,066
Provision for income taxes	8,558	7,453	9,063	9,942	11,856
Net Income	34,968	36,842	44,880	42,341	52,210
Preferred stock dividends	2,531	2,531	2,531	2,531	2,531
Net income available to common shareholders	$32,437	$34,311	$42,349	$39,810	$49,679

Taxable equivalent net interest income	$118,991	$118,926	$122,822	$125,605	$131,164

Per common share data
Net income per common share - basic	$0.55	$0.58	$0.71	$0.67	$0.84
Net income per common share - diluted	0.55	0.58	0.71	0.67	0.84
Net income per common share - diluted, excluding certain items (1)(2)	0.55	0.59	0.71	0.71	0.84
Dividends declared	0.36	0.35	0.35	0.35	0.35
Book value (period end)	40.23	38.80	39.10	39.34	38.55
Tangible book value (period end) (1)	21.28	19.82	20.08	20.27	19.43
Average common shares outstanding - basic	59,370,171	59,358,653	59,263,949	59,217,711	59,188,238
Average common shares outstanding - diluted	59,479,031	59,443,366	59,385,847	59,375,053	59,374,204
Period end common shares outstanding	59,376,435	59,364,696	59,355,062	59,246,569	59,198,963
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	150,000
Full time equivalent employees	2,368	2,427	2,542	2,501	2,495

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
Asset quality data	2023		2023		2023		2023		2022
Non-performing assets:
Troubled debt restructurings - accruing	$-		$-		$-		$-		$3,230
Non-accrual loans:
Troubled debt restructurings	-		-		-		-		1,711
Other non-accrual loans	26,808		29,878		31,555		39,216		36,474
Total non-accrual loans	26,808		29,878		31,555		39,216		38,185
Total non-performing loans	26,808		29,878		31,555		39,216		41,415
Other real estate and repossessed assets	1,497		1,333		1,432		1,554		1,486
Total non-performing assets	$28,305		$31,211		$32,987		$40,770		$42,901

Past due loans (1):
Loans past due 30-89 days	$22,875		$16,030		$18,348		$12,920		$15,439
Loans past due 90 days or more	9,638		8,606		5,147		4,570		5,443
Total past due loans	$32,513		$24,636		$23,495		$17,490		$20,882

Criticized and classified loans (2):
Criticized loans	$183,174		$180,136		$119,771		$116,608		$147,945
Classified loans	75,497		70,997		67,036		57,222		102,555
Total criticized and classified loans	$258,671		$251,133		$186,807		$173,830		$250,500

Loans past due 30-89 days / total portfolio loans	0.20%		0.14%		0.16%		0.12%		0.14%
Loans past due 90 days or more / total portfolio loans	0.08		0.08		0.05		0.04		0.05
Non-performing loans / total portfolio loans	0.23		0.26		0.28		0.36		0.39
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.24		0.28		0.30		0.37		0.40
Non-performing assets / total assets	0.16		0.18		0.19		0.24		0.25
Criticized and classified loans / total portfolio loans	2.22		2.22		1.68		1.60		2.34

Allowance for credit losses
Allowance for credit losses - loans	$130,675		$126,615		$120,166		$118,698		$117,790
Allowance for credit losses - loan commitments	8,604		9,729		10,124		9,127		8,368
Provision for credit losses	4,803		6,327		3,028		3,577		3,123
Net loan and deposit account overdraft charge-offs and recoveries	1,857		286		581		1,919		493
Annualized net loan charge-offs and recoveries / average loans	0.06%		0.01%		0.02%		0.07%		0.02%
Allowance for credit losses - loans / total portfolio loans	1.12%		1.12%		1.08%		1.09%		1.10%
Allowance for credit losses - loans / non-performing loans	4.87	x	4.24	x	3.81	x	3.03	x	2.84	x
Allowance for credit losses - loans / non-performing loans and loans past due	2.20	x	2.32	x	2.18	x	2.09	x	1.89	x

	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
	2023		2023		2023		2023		2022
Capital ratios
Tier I leverage capital	9.87%		9.84%		9.78%		9.82%		9.90%
Tier I risk-based capital	12.05		12.07		12.12		12.22		12.33
Total risk-based capital	14.91		14.97		14.83		14.97		15.11
Common equity tier 1 capital ratio (CET 1)	10.99		11.00		11.03		11.11		11.20
Average shareholders' equity to average assets	14.17		14.29		14.42		14.48		14.45
Tangible equity to tangible assets (3)	8.49		8.15		8.24		8.33		8.19
Tangible common equity to tangible assets (3)	7.62		7.26		7.35		7.44		7.28

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2023	2023	2023	2023	2022	2023	2022
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$32,437	$34,311	$42,349	$39,810	$49,679	$148,907	$181,988
Plus: after-tax restructuring and merger-related expenses (1)	-	506	28	2,491	9	3,026	1,361
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	32,437	34,817	42,377	42,301	49,688	151,933	183,349

Average total assets	$17,426,111	$17,341,959	$17,294,346	$16,970,554	$16,685,930	$17,259,720	$16,879,541

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	0.74%	0.80%	0.98%	1.01%	1.18%	0.88%	1.09%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$32,437	$34,311	$42,349	$39,810	$49,679	$148,907	$181,988
Plus: after-tax restructuring and merger-related expenses (1)	-	506	28	2,491	9	3,026	1,361
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	32,437	34,817	42,377	42,301	49,688	151,933	183,349

Average total shareholders' equity	2,468,525	2,478,662	2,493,096	2,458,067	2,410,761	2,474,627	2,515,509

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	5.21%	5.57%	6.82%	6.98%	8.18%	6.14%	7.29%

Return on average tangible equity:
Net income available to common shareholders	$32,437	$34,311	$42,349	$39,810	$49,679	$148,907	$181,988
Plus: amortization of intangibles (1)	1,772	1,787	1,803	1,818	2,007	7,180	8,120
Net income available to common shareholders before amortization of intangibles	34,209	36,098	44,152	41,628	51,686	156,087	190,108

Average total shareholders' equity	2,468,525	2,478,662	2,493,096	2,458,067	2,410,761	2,474,627	2,515,509
Less: average goodwill and other intangibles, net of def. tax liability	(1,125,593)	(1,127,404)	(1,129,155)	(1,131,027)	(1,132,894)	(1,128,277)	(1,136,062)
Average tangible equity	$1,342,932	$1,351,258	$1,363,941	$1,327,040	$1,277,867	$1,346,350	$1,379,447

Return on average tangible equity (annualized) (2)	10.11%	10.60%	12.98%	12.72%	16.05%	11.59%	13.78%

Average tangible common equity	$1,198,448	$1,206,774	$1,219,457	$1,182,556	$1,133,383	$1,201,866	$1,234,963
Return on average tangible common equity (annualized) (2)	11.32%	11.87%	14.52%	14.28%	18.09%	12.99%	15.39%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$32,437	$34,311	$42,349	$39,810	$49,679	$148,907	$181,988
Plus: after-tax restructuring and merger-related expenses (1)	-	506	28	2,491	9	3,026	1,361
Plus: amortization of intangibles (1)	1,772	1,787	1,803	1,818	2,007	7,180	8,120
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	34,209	36,604	44,180	44,119	51,695	159,113	191,469

Average total shareholders' equity	2,468,525	2,478,662	2,493,096	2,458,067	2,410,761	2,474,627	2,515,509
Less: average goodwill and other intangibles, net of def. tax liability	(1,125,593)	(1,127,404)	(1,129,155)	(1,131,027)	(1,132,894)	(1,128,277)	(1,136,062)
Average tangible equity	$1,342,932	$1,351,258	$1,363,941	$1,327,040	$1,277,867	$1,346,350	$1,379,447

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	10.11%	10.75%	12.99%	13.48%	16.05%	11.82%	13.88%

Average tangible common equity	$1,198,448	$1,206,774	$1,219,457	$1,182,556	$1,133,383	$1,201,866	$1,234,963
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	11.32%	12.03%	14.53%	15.13%	18.10%	13.24%	15.50%

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2023	2023	2023	2023	2022	2023	2022

Efficiency ratio:
Non-interest expense	$99,503	$97,939	$96,437	$96,125	$90,455	$390,002	$356,966
Less: restructuring and merger-related expense	-	(641)	(35)	(3,153)	(11)	(3,830)	(1,723)
Non-interest expense excluding restructuring and merger-related expense	99,503	97,298	96,402	92,972	90,444	386,172	355,243

Net interest income on a fully taxable equivalent basis	118,991	118,926	122,822	125,605	131,164	486,343	479,315
Non-interest income	30,074	30,879	31,841	27,653	27,770	120,447	117,391
Net interest income on a fully taxable equivalent basis plus non-interest income	$149,065	$149,805	$154,663	$153,258	$158,934	$606,790	$596,706
Efficiency Ratio	66.75%	64.95%	62.33%	60.66%	56.91%	63.64%	59.53%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$32,437	$34,311	$42,349	$39,810	$49,679	$148,907	$181,988
Add: After-tax restructuring and merger-related expenses (1)	-	506	28	2,491	9	3,026	1,361
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$32,437	$34,817	$42,377	$42,301	$49,688	$151,933	$183,349

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$0.55	$0.58	$0.71	$0.67	$0.84	$2.51	$3.02
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	-	0.01	-	0.04	-	0.05	0.02
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$0.55	$0.59	$0.71	$0.71	$0.84	$2.56	$3.04

	Period End
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2023	2023	2023	2023	2022
Tangible book value per share:
Total shareholders' equity	$2,533,062	$2,447,941	$2,464,998	$2,475,457	$2,426,662
Less: goodwill and other intangible assets, net of def. tax liability	(1,124,811)	(1,126,583)	(1,128,371)	(1,130,172)	(1,131,990)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,263,767	1,176,874	1,192,143	1,200,801	1,150,188

Common shares outstanding	59,376,435	59,364,696	59,355,062	59,246,569	59,198,963

Tangible book value per share	$21.28	$19.82	$20.08	$20.27	$19.43

Tangible common equity to tangible assets:
Total shareholders' equity	$2,533,062	$2,447,941	$2,464,998	$2,475,457	$2,426,662
Less: goodwill and other intangible assets, net of def. tax liability	(1,124,811)	(1,126,583)	(1,128,371)	(1,130,172)	(1,131,990)
Tangible equity	1,408,251	1,321,358	1,336,627	1,345,285	1,294,672
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,263,767	1,176,874	1,192,143	1,200,801	1,150,188

Total assets	17,712,374	17,344,377	17,356,954	17,274,626	16,931,905
Less: goodwill and other intangible assets, net of def. tax liability	(1,124,811)	(1,126,583)	(1,128,371)	(1,130,172)	(1,131,990)
Tangible assets	$16,587,563	$16,217,794	$16,228,583	$16,144,454	$15,799,915

Tangible equity to tangible assets	8.49%	8.15%	8.24%	8.33%	8.19%

Tangible common equity to tangible assets	7.62%	7.26%	7.35%	7.44%	7.28%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

ADDITIONAL NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2023	2023	2023	2023	2022	2023	2022
Pre-tax, pre-provision income:
Income before provision for income taxes	$43,526	$44,295	$53,943	$52,283	$64,066	$194,049	$236,401
Add: provision for credit losses	4,803	6,327	3,028	3,577	3,123	17,734	(1,663)
Pre-tax, pre-provision income	$48,329	$50,622	$56,971	$55,860	$67,189	$211,783	$234,738

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$43,526	$44,295	$53,943	$52,283	$64,066	$194,049	$236,401
Add: provision for credit losses	4,803	6,327	3,028	3,577	3,123	17,734	(1,663)
Add: restructuring and merger-related expenses	-	641	35	3,153	11	3,830	1,723
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$48,329	$51,263	$57,006	$59,013	$67,200	$215,613	$236,461

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$43,526	$44,295	$53,943	$52,283	$64,066	$194,049	$236,401
Add: provision for credit losses	4,803	6,327	3,028	3,577	3,123	17,734	(1,663)
Add: restructuring and merger-related expenses	-	641	35	3,153	11	3,830	1,723
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	48,329	51,263	57,006	59,013	67,200	215,613	236,461

Average total assets	$17,426,111	$17,341,959	$17,294,346	$16,970,554	$16,685,930	$17,259,720	$16,879,541

Return on average assets, excluding certain items (annualized) (1) (2)	1.10%	1.17%	1.32%	1.41%	1.60%	1.25%	1.40%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$43,526	$44,295	$53,943	$52,283	$64,066	$194,049	$236,401
Add: provision for credit losses	4,803	6,327	3,028	3,577	3,123	17,734	(1,663)
Add: restructuring and merger-related expenses	-	641	35	3,153	11	3,830	1,723
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	48,329	51,263	57,006	59,013	67,200	215,613	236,461

Average total shareholders' equity	$2,468,525	$2,478,662	$2,493,096	$2,458,067	$2,410,761	$2,474,627	$2,515,509

Return on average equity, excluding certain items (annualized) (1) (2)	7.77%	8.21%	9.17%	9.74%	11.06%	8.71%	9.40%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$43,526	$44,295	$53,943	$52,283	$64,066	$194,049	$236,401
Add: provision for credit losses	4,803	6,327	3,028	3,577	3,123	17,734	(1,663)
Add: amortization of intangibles	2,243	2,262	2,282	2,301	2,541	9,088	10,278
Add: restructuring and merger-related expenses	-	641	35	3,153	11	3,830	1,723
Income before provision, restructuring and merger-related expenses and amortization of intangibles	50,572	53,525	59,288	61,314	69,741	224,701	246,739

Average total shareholders' equity	2,468,525	2,478,662	2,493,096	2,458,067	2,410,761	2,474,627	2,515,509
Less: average goodwill and other intangibles, net of def. tax liability	(1,125,593)	(1,127,404)	(1,129,155)	(1,131,027)	(1,132,894)	(1,128,277)	(1,136,062)
Average tangible equity	$1,342,932	$1,351,258	$1,363,941	$1,327,040	$1,277,867	$1,346,350	$1,379,447

Return on average tangible equity, excluding certain items (annualized) (1) (2)	14.94%	15.72%	17.44%	18.74%	21.65%	16.69%	17.89%

Average tangible common equity	$1,198,448	$1,206,774	$1,219,457	$1,182,556	$1,133,383	$1,201,866	$1,234,963
Return on average tangible common equity, excluding certain items (annualized) (1) (2)	16.74%	17.60%	19.50%	21.03%	24.41%	18.70%	19.98%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.